SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 12, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORM 8-K

BULLION RIVER GOLD CORP.

March 20, 2007

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2007, the Bullion River Gold Corp. (the “Company”)entered into a Securities Purchase Agreement with Elton Participation Corp., a British Virgin Islands corporation (the "Investor") for an aggregate amount of (i) $1,000,000 in secured convertible notes, and (ii) warrants to purchase 1,333,334 shares of the Company’s common stock (the "Financing"). The Company anticipates that the proceeds of the Financing will be used to continue development of the French Gulch Mine.

The Financing was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Financing was completed in one closing. The closing consisted of gross proceeds of $1,000,000. The net proceeds from the transaction were $1,000,000.

The Investor received a convertible debenture (the "Debenture") due September 12, 2007 bearing simple interest at 10% per annum. The Debenture is convertible into the Company’s common stock at a price equal to $0.75. In addition, the Company granted the Investor a security interest in 100% of the shares of French Gulch (Nevada) Mining Corp., the subsidiary carrying out the mining activity in French Gulch. Should the company close another financing for $10,000,000 or more before the due date, the repayment would be accelerated to the closing of that additional financing. Under certain specified circumstances, should the Company issue shares of common stock below the conversion price of the Debenture or 80% of a volume average market price, the conversion price would be adjusted.

The parties entered into a Registration Rights Agreement whereby the Company is required to file a registration statement with the Securities and Exchange Commission by March 31, 2007, registering the common stock underlying the secured convertible debenture and the warrants.

The Investor received two year warrants to purchase a total of 1,333,334 common shares of the Company at a purchase price of $1.00 per share.

Under certain specified circumstances, should the Company issue shares of common stock below the conversion price of the Debenture or 80% of a volume average market price, the exercise price of the warrants will be reduced based on a certain formula and the number of warrants increased.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company were to pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

As of the closing date of this transaction, the Debentures had not been converted, in whole or in part.

Item 2.03. Creation of a Direct Financial Obligation.

See Item 1.01 of this Current Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired. None; not applicable.

(b)	Pro Forma Financial Information. None; not applicable.

(c)	Exhibits.

Exhibit
Number	Description

10.1
Securities Purchase Agreement, as amended, with the following Exhibits:
Exhibit A: 10% Secured Convertible Debenture in the principal amount of $1,000,000
Exhibit B: Registration Rights Agreement
Exhibit C: Pledge Agreement
Exhibit D: Common Stock Purchase Warrant

10.2	Amendment to Debenture
10.3	Amendment to Securities Agreement

Incorporated by Reference.

None; not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer